SCHEDULE TO LOAN AND SECURITY AGREEMENT

DATED: _________________, 2012

This Schedule is part of the Agreement between:

CRESTMARK BANK (“CRESTMARK”)

5480 CORPORATE DRIVE, SUITE 350

TROY, MICHIGAN 48098

ATTN: Gayle Finger

FACSIMILE #:(248) 641-5101

AND

THE SINGING MACHINE COMPANY, INC.

6301 N.W. 5TH WAY, SUITE 2900

FT. LAUDERDALE, FL 33309

ATTN: Gary Atkinson

FACSIMILE #:(954) 596-2000

and

SMC (COMERCIAL OFFSHORE DE MACAU) LIMITADA

ALAMEDA DR. CARLOS D’ASSUMPCAO

181-187 EDIFICIIO JARDIM BRILHAMTISMO

19 ANDAR D, MACAU

(individually or collectively referred to herein as the “BORROWER”)

The following paragraph numbers correspond to paragraph numbers contained in the Agreement.

2.	LOAN; LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts.

The Loan Amount may not exceed an amount which is the lesser of:

(a)        (i) Five Million and 00/100 Dollars ($5,000,000.00) for the period from August 2nd through February 14th of each year; and (ii) Five Hundred Thousand and 00/100 Dollars ($500,000.00) for the period from February 15th through August 1st of each year (as applicable, the “Maximum Amount”); or

(b)        up to seventy percent (70%) of Eligible Accounts (the “Advance Formula”).

Crestmark may, among other reserves, include a “Dilution Reserve” which is the Dilution Percentage less the Base Dilution. “Dilution Percentage” means: (i) all sales which have not been collected and have been removed from Borrower’s accounts receivable aging plus all sales that may not be collectable but not yet removed from the accounts receivable aging (as determined by Crestmark in its sole discretion) divided by (ii) total sales and (iii) stated as a percentage, as determined by Crestmark. “Base Dilution” means: fifteen percent (15%). Crestmark shall reserve against the advance rate for Eligible Accounts by one percent (1.00%) for each percentage point or portion thereof that the Dilution Percentage exceeds Base Dilution.

Eligible Accounts means and includes those Accounts, unless otherwise approved by Crestmark which:

(i)	have been validly assigned to Crestmark;
(ii)	strictly comply with all of Borrower's promises, warranties and representations to Crestmark;
(iii)	contain payment terms of not greater than sixty (60) days from the date of invoice except for Toys R Us which may contain payment terms of not greater than seventy-five (75) days from the date of invoice
(iv)	contain payment terms of not greater than thirty (30) days from the date of invoice for Accounts for which Advances are requested during the period from December 1 through December 15 of each year;
(v)	are not older than ninety (90) days from date of invoice. (“Past Due Days”); and
(vi)	are invoiced no later than ten (10) days from the last date of service or sale.

Eligible Accounts shall not include the following:

(a)	Accounts with respect to which the Account Debtor is an officer, employee or agent of Borrower;
(b)	Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional;
(c)	Accounts with respect to which the Account Debtor is not a resident of the United States;
(d)	Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that an Account shall not be deemed ineligible by reason of this clause (d) if the aggregate amount of such Accounts does not exceed five percent (5%) of the total of Borrower’s Accounts outstanding, or in the event the aggregate amount of such Accounts does exceed five percent (5%) of the total of Borrower’s Accounts outstanding, and that Borrower has completed all of the steps necessary, in the sole opinion of Crestmark, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) with respect to such Account;
(e)	Accounts with respect to which the Account Debtor is any state of the United States or any city, town, municipality, county or division thereof, provided, however, that an Account shall not be deemed ineligible by reason of this clause (e) if the aggregate amount of such Accounts does not exceed five percent (5%) of the total of Borrower’s Accounts outstanding;

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(f)	Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with Borrower;
(g)	Accounts with respect to which Borrower is or becomes liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;
(h)	those Accounts where Crestmark has notified Borrower that, in Crestmark’s sole discretion, the Account or Account Debtor is not acceptable to Crestmark;
(i)	all of the Accounts owed by an Account Debtor who is the subject of a bankruptcy, receivership or similar proceeding;
(j)	all of the Accounts owed by an Account Debtor where twenty percent (20%) or more of all of the Accounts owed by that Account Debtor are greater than the Past Due Days;
(k)	Accounts for which the services have not yet been rendered to the Account Debtor or the goods sold have not yet been delivered to the Account Debtor (commonly referred to as "pre-billed accounts");
(l)	Accounts not previously approved by Crestmark where the expected dollar value for such Account Debtors is greater than ten percent (10%) of Borrower's existing Accounts;
(m)	COD and cash sales;
(n)	Accounts are disputed; and
(o)	Accounts owing from Walgreen Co. and its affiliates (“Walgreens”), Toys“R”Us,Inc., in connection with its Direct Import Accounts (those Accounts which have terms of 45 days) (“TRU DIA”), Sam’s Club, in connection with its Direct Import Account (which have terms of L/C sight) (“SC DIA”), Amazon.com, in connection with it Direct Import Accounts (which have terms of 1% 30, net 45)(“Amazon DIA”),

Walmart.com, ToysRUs.com and BJ’s.com, all on drop shipments. Crestmark will determine in its sole discretion whether any Collateral is eligible for an Advance, but no Collateral will be considered eligible unless the requirements set forth above are met. Regardless of whether any Collateral is eligible, it is still part of the Collateral securing the Obligations.

Prior to any request for an Advance, Borrower must furnish to Crestmark invoices, credit memos, purchase orders, evidence of delivery, proof of shipment, timesheets or any other documents Crestmark requests, in its sole discretion, with respect to the Accounts that Borrower is tendering to Crestmark to support the Advance (“Account Documents”). Crestmark will endeavor to provide the requested Advance by the end of the next business day following the date it receives the request as long as the complete package of information for the request has been received by Crestmark by 10:30 a.m. Eastern Time on the date of the request for the Advance. All requests for funding will be subject to Crestmark’s then standard fees for electronic funds transfer, wire transfers and check services.

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Each time an Advance is made, the amount of the Obligations will be increased by the amount of the Advance. On the later of three (3) business days (“Clearance Days”) after checks, ACH or wire transfers or other credit instruments are applied to a specific invoice, Crestmark will credit the Loan Account with the net amount actually received. On the date a collection is applied to a specific invoice, Borrower will receive immediate credit on such funds in determining availability for Advances. Upon the receipt of a payment from an Account Debtor, including, without limitation, Walgreens, Crestmark will use such payment to reduce the Obligations, and no portion of such payments shall be released to the Borrower until the Obligations are reduced to $0.00. Notwithstanding the foregoing, Crestmark may release to Borrower payments received on those Accounts listed in Section Eligible Accounts(o) except for Walgreens in Crestmark’s commercially reasonable discretion.

When Crestmark receives a payment from an Account Debtor, it will attempt to apply it against the appropriate Account Debtor and invoice according to the Account Debtor’s remittance advice. If it is not clear which Account Debtor or invoice the payment is to be applied against, Crestmark may contact Borrower or the payor for assistance. Unless there is clear error, the application of payments by Crestmark is final.

4.	FEES AND EXPENSES. The following fees will be paid by Borrower:

Loan Fee: Waived.

Late Reporting Fee: Borrower will pay Crestmark a Late Reporting Fee in an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00) per document per business day for any day in which any report, financial statement or schedule required by the Agreement is delivered late.

Lockbox Fee: Each month Borrower will pay all costs in connection with the Lockbox and the Lockbox Account, as determined by Crestmark from time to time.

Documentation Fee: In consideration of the extension of the Loan and the execution of this Agreement, Borrower will pay Crestmark a documentation fee of Seven Hundred Fifty and 00/100 Dollars ($750.00), which fee is fully earned as of the date hereof and is non-refundable.

Overformula Fee: In the event of the occurrence of an Overformula, Borrower will pay to Crestmark an Overformula Fee of the greater of (i) 0.04937% per day on the amount of such Overformula, or (ii) Two Hundred Fifty and 00/100 Dollars ($250.00) per day.

Misdirection Fee: In the event that the Borrower fails to immediately deposit funds in the Lockbox Account or the Lockbox in the form received as provided above, in addition to all other remedies of Crestmark hereunder, Borrower shall pay a Misdirection Fee. The Misdirection Fee is equal to five percent (5.00%) of the amount of the funds which Borrower deposits in any bank account other than the Lockbox Account or the Lockbox, or are otherwise not remitted to Crestmark as required in the Agreement. Nothing provided herein shall in any manner authorize the Borrower to misdirect funds as prohibited by the Agreement. Crestmark is the owner of all deposits in the Lockbox and the Lockbox Account, and has no duty as to collection or protection of funds as long as it is not grossly negligent or commits actual fraud.

Missing Notation Fee: Borrower will pay to Crestmark a Missing Notation Fee of five percent (5.00%) of the face amount of each invoice on any invoice that is sent by Borrower to an Account Debtor that does not contain the notice as required by Section 5 of the Loan and Security Agreement hereof.

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Maintenance Fee: On each Account, Borrower will pay Crestmark a Maintenance Fee equal to one percent (1.00%) of the face amount of the invoice for each ninety (90) days, or part thereof, that the Account is outstanding (the “Initial Maintenance Fee”); provided, however, if the Account has not been paid in full in ninety (90) days and Crestmark does not recourse the Account back to Borrower, Borrower will pay Crestmark an Incremental Maintenance Fee equal to one and one quarter of one percent (1.25%) of the face amount of the invoice for each ten (10) days the Account is outstanding for over 90 days. The first ninety (90) day Maintenance Fee will be due upon furnishing the invoice to Crestmark, and each Maintenance Fee thereafter will be due when Crestmark collects the Account, or if Crestmark is not able to collect the Account, the Maintenance Fee will be paid by Borrower on demand by Crestmark and calculated based on when Crestmark is paid.

Term: This Agreement shall continue in full force and effect, but if not sooner demanded, for two (2) years from the date hereof (“Term”), and for additional two (2) year terms unless terminated by Borrower sixty (60) days prior to the end of the initial Term or any renewal Term. In the event of termination by Borrower of this Agreement or repayment in full of the Obligations prior to the expiration of the Term or any renewal Term, Borrower shall pay to Crestmark, as an early termination fee (the “Exit Fee”), an amount equal to Seventy Thousand and 00/100 Dollars ($70,000.00) per year, less actual Initial Maintenance Fees earned for such year, or part thereof, remaining in Agreement plus any unpaid fees. In the event that payment of the Obligations shall be accelerated for any reason whatsoever by Crestmark, the Exit Fee in effect as of the date of such acceleration shall be paid and such Exit Fee shall also be added to the outstanding balance of the Obligations in determining the debt for the purposes of any judgment of foreclosure of any loan documents given to secure the Obligations.

5.	LOCKBOX.

The Lockbox Account means:

Drawer 1764

PO Box 5935

Troy, MI 48007-5935

(or) if by wire transfer or ACH transfer, according to the following instructions:

Crestmark Bank

Troy, MI

ABA: 072413764

For Account of: Singing Machine Company, Inc. or-

SMC (Comercial Offshore de Macau) Limitada

Account Number: 9545961000

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10.	REPRESENTATIONS.

(A)         The Singing Machine Company, Inc.’s state of organization is Delaware and its state organizational identification number is 2376345. SMC (COMERCIAL OFFSHORE DE MACAU) LIMITADA’s country of organization is Macau and its registration no. is 21300 SO.

(F)          List Security Interests in the Collateral held by creditors other than Crestmark as Permitted Encumbrances:

NONE

(J)          List Borrower’s Tradenames:

NONE

11.	BORROWER’S PROMISES:

C.           BORROWER CLAIMS THRESHOLD: Two Thousand Five Hundred Dollars ($2,500.00).

E.           FINANCIAL COVENANTS: Borrower will maintain the following Financial Covenants:

Except as otherwise permitted under this Agreement, at no time shall Borrower make any loans, advances, intercompany transfers or cash flow between Borrower and any subsidiary, related entity or affiliate of Borrower or with any company that has common shareholders, officers or directors with Borrower. Notwithstanding the foregoing, Borrower may do business with Starlight Marketing Development Limited and Ram Light Management Limited (collectively the “Related Parties”) in the ordinary course of business and on the same terms as would be applicable for non-related third parties, so long as the Related Parties enter into subordination agreements with Crestmark in form and content satisfactory to Crestmark. Notwithstanding the foregoing, Borrower may do business with Starlight Marketing Limited, Starlight R&D Ltd., Hyundai Household Improvement Ltd., Starlight Consumer Electronics, USA, Inc., Starlight Consumer Electronics, Ltd., Starlight Electronics USA, Inc., Starfair Electronics Co., Ltd., Cosmo HK, Cosmo Communications Canada, Inc., Cosmo Communications USA Corp. and Star Light Electronics, Ltd. (collectively the “Other Related Parties”) in the ordinary course of business and on the same terms as would be applicable for non-related third parties.

All of the financial covenants in this Agreement shall be determined in accordance with GAAP, unless otherwise provided.

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"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

F.	REQUIRED INSURANCE

Without limiting Crestmark’s requirements for insurance coverage, which may change from time to time, the following is/are the minimum insurance requirement(s):

PROPERTY DAMAGE- Crestmark named Lender Loss Payee.

GENERAL AND PROFESSIONAL LIABILITY-Crestmark named as additional insured for an amount not less than the smallest amount required under any contract with any Account Debtor.

All insurance required in any contract, purchase order or any other agreement with Account Debtors.

12.	NEGATIVE COVENANTS.

C.          BORROWER OBLIGATION THRESHOLD: Twenty Five Thousand Dollars ($25,000).

G.          CLAIMS THRESHOLD: Two Thousand Five Hundred Dollars ($2,500.00).

13.	FINANCIAL REPORTS.

Management Prepared Financial Statements: Borrower will deliver to Crestmark management prepared financial statements, balance sheets, and profit and loss statements for quarter then ended, certified to by the president or chief financial officer of Borrower. Such reports will set forth the financial affairs and true condition of Borrower for such time period and will be delivered to Crestmark no later than forty-five (45) days after the end of each quarter.

Annual Financial Statements: Each year Borrower will deliver to Crestmark annual audited financial statements, cash flow statements, balance sheets, and profit and loss statements prepared by a certified public accountant acceptable to Crestmark, all without exceptions. Such reports will set forth in detail Borrower's true condition as of the end of Borrower's fiscal year. Borrower shall deliver annual financial statements no later than one hundred twenty (120) days after the end of Borrower's fiscal years.

All financial statements are and will be prepared in accordance with GAAP on an accrual basis applied on a consistent basis.

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Accounts Receivable Aging and Accounts Payable Aging Reports: Borrower will furnish to Crestmark the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

(a)	Accounts Receivable Reports: Upon request by Crestmark; and

(b)	Accounts Payable Reports: Upon request by Crestmark.

Field Examinations: Borrower will reimburse Crestmark for the costs to perform field examinations of Borrower's books and records, assets and liabilities, to be performed by Crestmark's inspector, whether a Crestmark officer or an independent party, with all expenses (whether for a Crestmark employee or otherwise, at the rate of the greater of $850.00 or current market rate, per examiner, per day, for each day of the field examination including preparation of the field examination report, together with all out of pocket expenses including, but not limited to, transportation, hotel, parking, and meals) paid by Borrower. Field examinations are performed for Crestmark’s internal use and Crestmark has no obligation to provide Borrower or Guarantor with the results of the examination or copies of any reports or work papers in whole or in part.

Tax Deposit Evidence: Submit payroll summaries and evidence of tax payments together with copies of bank statements from which the funds are impounded, as well as, Federal Forms 940 and 941 to Crestmark upon Crestmark’s request.

Customer Lists: Upon Crestmark’s request, Borrower will deliver to Crestmark detailed customer lists showing the customer's name, address, phone number and any other information Crestmark reasonably requests.

Projections: Borrower shall deliver to Crestmark, within sixty (60) days prior to each year-end, an annual financial projection including balance sheet, income statements, and statement of cash flows together with assumptions for the following year, broken down monthly.

Other Information: Borrower and Guarantor will also deliver to Crestmark such other financial statements, financial reports, projections, documentation, tax returns and other information as Crestmark requests from time to time.

(Signatures on Next Page)

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18.	NOTICES. Addresses for Notices are as set forth at the beginning of this Schedule.

BORROWER:

THE SINGING MACHINE COMPANY, INC.
a Delaware corporation

By:	Gary Atkinson
Its:	CEO

SMC (COMERCIAL OFFSHORE DE MACAU)
LIMITADA
a Macau corporation

By:	Carol Chu Lan Lau
Its:	Director

CRESTMARK:

CRESTMARK BANK
a Michigan banking corporation

By:
Its:

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